UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 30, 2014

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

The name and address of each registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY

ITEM 8.01 OTHER EVENTS.

On May 30, 2014, Wisconsin Electric Power Company ("Wisconsin Electric") and Wisconsin Gas LLC ("Wisconsin Gas"), both subsidiaries of Wisconsin Energy Corporation, applied to the Public Service Commission of Wisconsin ("PSCW") for a biennial review of costs and rates.

Wisconsin Electric and Wisconsin Gas have engaged in settlement discussions related to this review, facilitated by PSCW Staff, with the Citizens Utility Board, the Wisconsin Industrial Energy Group and the Wisconsin Paper Council (collectively, the "Customer Groups"). As a result of these discussions, Wisconsin Electric, Wisconsin Gas and the Customer Groups have agreed on the following:

•
Wisconsin Electric will seek a rate increase of $41.5 million (1.43%), excluding fuel, for its Wisconsin retail electric customers in 2015; or $52.3 million (1.81%) when including estimated fuel costs for 2015. This increase reflects an offset of $26.2 million (0.91%) related to bill credits. Other than the expiration of the bill credits, no adjustment to electric base rates would be made in 2016.

•	Wisconsin Electric will seek a rate decrease of $10.7 million (2.39%) for its natural gas customers in 2015, with no rate adjustment in 2016.

•
Wisconsin Electric will seek rate increases in 2015 of $0.5 million (2.10%) and $0.8 million (4.56%) for its downtown Milwaukee and Milwaukee County steam customers, respectively, with no rate adjustments in 2016.

•	Wisconsin Gas will seek rate increases of $21.1 million (3.27%) and $21.4 million (3.32%) in 2015 and 2016, respectively, for its natural gas customers.

In addition, the parties have agreed that the authorized return on equity for Wisconsin Electric and Wisconsin Gas should be set at 10.2% and 10.3%, respectively. The agreement between the parties calls for the Wisconsin Gas financial common equity component to increase to an average of 49.5% compared to the current 47.5%, while Wisconsin Electric's equity component will remain the same.

The agreement does not include any revenue requirements relating to Wisconsin Electric's request to contribute to the Fund for Lake Michigan ($3.334 million) and a solar project ($3.5 million), as outlined in the 2008 settlement agreement related to the Wisconsin Pollution Elimination Discharge System permit for the Oak Creek expansion. That settlement agreement requires Wisconsin Electric to fund these projects only to the extent it is allowed to collect the amounts in rates. Therefore, Wisconsin Electric intends to seek recovery of these amounts during the rate proceeding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: June 2, 2014	Stephen P. Dickson - Vice President and Controller

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: June 2, 2014	Stephen P. Dickson - Vice President and Controller